SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          (Amendment No.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                     FNB Corp.
                (Name of Registrant as Specified in Its Charter)

              Jerry A. Little, Treasurer and Secretary, FNB Corp.,

      Post Office Box 1328, Asheboro, North Carolina 27204, (910) 626-8300

                   (Name of person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:


[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                                   FNB CORP.
                               101 Sunset Avenue
                         Asheboro, North Carolina 27203

             Proxy for Annual Meeting of Shareholders - May 9, 1995

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints R. Reynolds Neely, Jr. and J. M. Ramsay III, or either of them, proxies with full power of substitution to vote all shares of FNB Corp. (the "Corporation") standing in the name of the undersigned at the above Annual Meeting of Shareholders, and all adjournments thereof:


1. PROPOSAL TO APPROVE BYLAW AMENDMENT PROVIDING FOR STAGGERED TERMS
   FOR DIRECTORS AND INCREASING THE MINIMUM NUMBER OF DIRECTORS TO NINE.
            FOR           AGAINST           ABSTAIN

2. ELECTION OF DIRECTORS:
  (If Proposal 1 is not approved, all directors will be elected for a one-year term.)

Class I:                James M. Culberson, Jr.
(one-year term)         J. M. Ramsay III
                        Charles W. Stout, M.D.
                        Earlene V. Ward

Class II:               W. L. Hancock
(two-year term)         R. Reynolds Neely, Jr.
                        Richard K. Pugh
                        E. C. Watkins, Jr.

Class III:              James M. Campbell, Jr.
(three-year term)       Thomas A. Jordan
                        Michael C. Miller
       With authority to vote for all nominees listed above.
       Without authority to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write the nomineeis name in the space above.


3.    PROPOSAL TO RATIFY SELECTION OF KPMG PEAT MARWICK LLP as independent auditors.
                 FOR             AGAINST           ABSTAIN


4. With discretionary authority upon such other matters as may come before the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE CORPORATION'S BYLAWS, AUTHORIZATION TO VOTE FOR THE NOMINEES AND THE RATIFICATION OF THE SELECTION OF AUDITORS. THE PROXY WILL BE VOTED ACCORDINGLY UNLESS OTHERWISE SPECIFIED.


Dated:               , 1995
                                Signature of Shareholder


                                Signature of Shareholder

                                When signing as attorney, executor,
                                administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

                                   FNB CORP.

                               101 Sunset Avenue
                         Asheboro, North Carolina 27203


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the regular Annual Meeting of Shareholders of FNB Corp. (the "Corporation") will be held at the AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro, North Carolina, on Tuesday, the 9th day of May, 1995, at one o'clock p.m., preceded by a buffet luncheon beginning at 12:15 p.m., for the following purposes:


    1.  To elect a Board of Directors for the ensuing year.


    2. To consider amending the Corporation's bylaws to provide for staggered terms for Directors and to increase the minimum number of directors to nine.


    3. To consider ratification of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors of the Corporation for the 1995 fiscal year.


    4. To consider and act upon any other business as may come before the meeting or any adjournment thereof.


    All shareholders are invited to attend the meeting. Only those shareholders of record at the close of business on March 30, 1995, shall be entitled to notice of the meeting and to vote at the meeting.


    Information relating to the activities and operations of FNB Corp. during the fiscal year ended

    December 31, 1994, is contained in the Corporation's Annual Report, which is enclosed.


                                By Order of the Board of Directors



                                 Michael C. Miller
                                 President

APRIL 10, 1995

    YOUR BOARD OF DIRECTORS URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BY NOTIFYING THE SECRETARY OF FNB CORP. IN WRITING PRIOR TO THE VOTING OF THE PROXY.

                                PROXY STATEMENT


                              GENERAL INFORMATION

    The following information is furnished in connection with the solicitation of proxies by the Board of Directors of FNB Corp. (the "Corporation" or "FNB") for use at the Annual Meeting of Shareholders to be held on May 9, 1995. The principal executive offices of the Corporation are located at its wholly-owned subsidiary, First National Bank and Trust Company (the "Bank"), 101 Sunset Avenue, Asheboro, North Carolina 27203 (Telephone: 910-626-8300). This proxy statement and the enclosed form of proxy were first sent to shareholders on or about April 10, 1995.


    A proxy may be revoked by the person giving it by delivering a written notice to the Corporation prior to the meeting or by personally requesting that it be returned. The shares represented by all properly executed proxies received by the Corporation in time to be taken to the meeting will be voted; and, if a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. If a specification is not made, the proxy will be voted for the proposals set forth in the Notice of Annual Meeting of Shareholders.


    Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Corporation or Bank without additional compensation therefor. The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Corporation Common Stock held of record by such person, and the Corporation will reimburse such forwarding expenses. The Corporation will pay the costs of solicitation of proxies.


           VOTING SECURITIES OUTSTANDING AND PRINCIPAL SHAREHOLDERS


    Only holders of record of FNB Common Stock at the close of business on March 30, 1995 (the "Record Date"), are entitled to a notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the Record Date, there were 1,200,000 shares of FNB Common Stock issued and outstanding and 1,038 holders of record.


    Each share is entitled to one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of FNB Common Stock entitled to vote is necessary to constitute a quorum.


    As of March 30, 1995, Stella H. Neely, 703 Sunset Avenue, Asheboro, North Carolina, owned of record 53,211 shares of FNB Common Stock (representing 4.4% of the shares then outstanding). Mrs. Neely has executed a revocable power of attorney that allows R. Reynolds Neely, Jr., 146 North Church Street, Asheboro, North Carolina and Melody Neely Jackson, 929 Walton Court, Asheboro, North Carolina, to jointly vote or dispose of such shares. Mr. Neely and Mrs. Jackson are the children of Mrs. Neely and by reason of such power of attorney, may be deemed the beneficial owners of the shares held by their mother. The 53,211 shares together with shares owned by Mr. Neely and his immediate family aggregate 63,759 shares (5.3% of the outstanding shares of Common Stock) and these 53,211 shares together with shares owned by Mrs. Jackson and her immediate family aggregate 64,480 shares (5.4% of the outstanding shares of Common Stock).

                              EXECUTIVE OFFICERS

    The current executive officers of the Corporation and of the Bank are as follows:

NAME                AGE   POSITION IN CORPORATION           POSITION IN BANK
Michael C. Miller    44   President and Chief               President and Chief
                          Executive Officer                 Executive Officer

Jerry A. Little      51   Treasurer and Secretary           Senior Vice President,
                                                            Controller and
                                                            Secretary


    The above officers have held executive positions with the Corporation or the Bank for at least the past five years. Officers are elected annually by the Board of Directors.

                             ELECTION OF DIRECTORS

    The Board of Directors has proposed that the bylaws of the Corporation be amended to establish staggered terms for directors and to increase the minimum number of directors to nine. See "Proposal to Amend Bylaws to Provide for Staggered Terms for Directors". If this amendment is approved by shareholders, directors who are elected at the Annual Meeting will be divided into three classes. Class I would hold office for a term expiring at the 1996 Annual Meeting. Class II would hold office for a term expiring at the 1997 Annual Meeting. Class III would hold office for a term expiring at the 1998 Annual Meeting. At each annual meeting of shareholders following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and until their successors have been duly elected and qualified.


    Both the existing bylaws and the proposed bylaw amendment provide that the number of directors shall be fixed and determined from time to time by resolution adopted by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. The existing bylaws provide that the number of directors shall not be less than five nor more than twenty-five. The proposed bylaws provide that the number of directors shall not be less than nine nor more than twenty-five. The Board of Directors has set the number of directors to be elected at the 1995 Annual Meeting at 11.


    The 11 nominees for the Board of Directors are set forth below in classes, which are proposed by the Board of Directors. Each nominee is at present a member of the Board of Directors and also serves as a director of the Bank.


    It is intended that the persons named in the accompanying form of proxy will vote for the 11 nominees listed below for directors, unless authority so to vote is withheld. Each director will serve for the term indicated below, if the bylaw amendment is approved by shareholders. If the bylaw amendment is not approved by shareholders, each director will serve until the next Annual Meeting of Shareholders or until a successor shall be elected and shall qualify. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will not affect the election results if a quorum is present.


    The following information is furnished with respect to the nominees, as set forth in the classes that will be established if the bylaw amendment is approved.

                               CLASS I DIRECTORS

             NOMINEES FOR ELECTION AS DIRECTORS FOR ONE-YEAR TERMS
                    EXPIRING WITH THE ANNUAL MEETING IN 1996


                              OCCUPATION                   DIRECTOR
        NAME                  LAST FIVE YEARS                SINCE    AGE

James M. Culberson, Jr.      Chairman of the Board           1974     66
                             of the Corporation
                             (1984 - Present);
                             Chairman of the
                             Board of the Bank
                             (1974 - Present);
                             President of the
                             Corporation
                             (1984 - 1993);
                             Chief Executive Officer
                             of the Bank
                             (1991 - 1993);
                             President of the Bank
                             (1974 - 1991)

J. M. Ramsay III             President,                      1989     47
                             Elastic Therapy, Inc.
                             (1989 - Present)

Charles W. Stout, M.D.       Family Physician,               1989     62
                             Sole Practice
                             (1962 - Present)

Earlene V. Ward              Secretary                       1976     63
                             (1991 - Present)
                             Vice President
                             (1963 - 1991),
                             Vestal Motor Co.;
                             Secretary and Treasurer
                             (1991 - Present)
                             Secretary
                             (1979 - 1991),
                             Mid-State Motors, Inc.


                               CLASS II DIRECTORS

             NOMINEES FOR ELECTION AS DIRECTORS FOR TWO-YEAR TERMS
                    EXPIRING WITH THE ANNUAL MEETING IN 1997


                            OCCUPATION                     DIRECTOR
       NAME                 LAST FIVE YEARS                  SINCE    AGE

W. L. Hancock               President and                    1973     59
                            Treasurer,
                            Hancock Farms, Inc.
                            (Purebred Cattle)
                            (1987 - Present)


R. Reynolds Neely, Jr.      Planning Director                 1980    41
                            (1989 - Present),
                            City of Asheboro
                            Planning Department


Richard K. Pugh             Chairman of the Board             1988    60
                            (1990 - Present)
                            President and
                            Treasurer
                            (1982 - 1990),
                            Pugh Oil Company, Inc.

E. C. Watkins, Jr.          Industrial and                    1989    68
                            Commercial Developer
                            (1975 - Present)



                              CLASS III DIRECTORS

            NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS
                    EXPIRING WITH THE ANNUAL MEETING IN 1998


                            OCCUPATION                      DIRECTOR
NAME                        LAST FIVE YEARS                  SINCE    AGE

James M. Campbell, Jr.      President and                     1984     56
                            Treasurer, Sew
                            Special, Inc.
                            (1979 - Present)

Thomas A. Jordan            President, Michael                1984     55
                            Thomas Furniture
                            Company
                            (1983 - Present)



                             OCCUPATION                      DIRECTOR
NAME                         LAST FIVE YEARS                   SINCE    AGE


Michael C. Miller            President and Chief               1992     44
                             Executive Officer of
                             the Corporation
                             (1994 - Present);
                             Chief Executive Officer
                             of the Bank
                             (1994 - Present);
                             President of the Bank
                             (1991 - Present);
                             Vice President, Treasurer
                             and Secretary of the
                             Corporation
                             (1986 - 1993);
                             Executive Vice President
                             and Secretary of the Bank
                             (1986 - 1991);
                             Director,
                             B. B. Walker Company



    In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Corporation may recommend.


COMMITTEES OF THE BOARD


    The Board of Directors holds regular monthly meetings to conduct the normal business of the Corporation and meets on other occasions when required for special circumstances. In addition, certain board members serve on standing committees. Among these committees are the Audit and Compliance, Compensation and Nominating Committees, whose members and principal functions are as follows:



    AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee reviews significant audit and accounting principles, policies and practices and meets with the audit/compliance manager relative to internal audit functions and with the Independent Auditors to review the performance of the audit/compliance manager and internal controls and accounting procedures. The committee also reviews significant regulatory compliance matters and meets with the audit/compliance manager relative to the compliance management function. Additionally, the committee reviews regulatory reports filed with the Federal Reserve Board and Comptroller of the Currency. Members of this committee are Directors Neely, Hancock, Ramsay and Watkins. The Audit and Compliance Committee met six times during the 1994 fiscal year.


    COMPENSATION COMMITTEE. The Compensation Committee deals in broad terms with personnel matters and reviews the compensation of the senior officers of the Corporation and Bank. Members of this committee are Directors Campbell, Culberson, Neely, Pugh and Ward. The Compensation Committee met twice during the 1994 fiscal year.

    NOMINATING COMMITTEE. The Board of Directors, as a group, serves as the Nominating Committee and in that capacity recommends nominees for election to the Board. Qualified candidates recommended by shareholders will be considered by the Board. In order for a candidate recommended by a shareholder to be considered as a nominee at the next annual meeting, the name of such candidate, together with a written description of the candidateis qualifications must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 12, 1995.


    During the fiscal year ended December 31, 1994, the Board of Directors held a total of 12 meetings. Each Director attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he or she served.


                             EXECUTIVE COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1994, 1993 and 1992, the cash and certain other compensation paid to or received or deferred by persons who were at December 31, 1994 the chief executive officer of the Corporation and the other officers of the Corporation whose total salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                          ANNUAL COMPENSATION      COMPENSATION
                                                                    SECURITIES
                                                                    UNDERLYING
NAME AND PRINCIPAL POSITION                                        STOCK OPTIONS    ALL OTHER
ON DECEMBER 31, 1994               YEAR    SALARY       BONUS           (#)       COMPENSATION

Michael C. Miller, President and   1994   $125,000     $35,000        5,000         $4,768 (1)
Chief Executive Officer of the     1993     82,929      27,000            -          4,669
Corporation and Bank               1992     78,392      30,000            -          4,623



    (1) Amount shown consists of $52 paid by the Bank pursuant to a Split Dollar Insurance Program for executives, $96 which is an estimated personal benefit to Mr. Miller under the Split Dollar Insurance Program and $4,620 contributed by the Corporation to a 401(k) plan.


STOCK OPTIONS


    The following table provides details regarding stock options granted to the Named Executive Officers in the 1994 fiscal year. Information concerning stock options to directors is set forth under the heading "Director Compensation". The stock options were granted pursuant to the Corporation's Stock Compensation Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                               % OF
                                                               TOTAL
                                                  NUMBER OF   OPTIONS
                                                 SECURITIES   GRANTED
                                                 UNDERLYING     TO          EXERCISE
                                                  OPTIONS    EMPLOYEES      OR BASE
                                                  GRANTED    IN FISCAL        PRICE    EXPIRATION
NAME                                              (#) (1)      YEAR          ($/SH)        DATE .

Michael C. Miller                                 5,000         15.2%    $  24.41      December
                                                                                       14, 2004

    (1) Incentive Stock Options exercisable one year after the grant date (December 15, 1995), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporationis Common Stock on the date of grant.


PENSION PLAN


    The Bank maintains a Pension Plan for its employees. The aggregate amount set aside or accrued during the year ended December 31, 1994, for all benefits to be paid under the Plan in the event of retirement with respect to all employees, as a group, was $185,354. The contributions to the Plan are based on actuarial assumptions covering all employees, as a group, and the contributions attributable to officers as a group are not determinable. No outside director is included in the Pension Plan. As of January 1, 1995, the individual named in the Summary Compensation Table, Mr. Miller, had 9 credited years of service under such plan. The approximate annual retirement benefits beginning at the normal retirement age of 65 to plan participants with salaries in the classifications indicated are listed in the table below. The benefit amounts listed in the following table reflect a straight life annuity. The benefit amounts listed in the table are subject to certain adjustments for participants who accrued benefits under the Plan prior to January 1, 1989.



                          APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT
ASSUMED AVERAGE                    FOR YEARS OF SERVICE INDICATED
COMPENSATION FOR
FINAL TEN YEARS   15 Years          20 Years           25 Years           30 Years           35 Years         40 Years
   $100,000       17,130             22,839             28,549              34,259            39,969           43,219
     125,000      22,005             29,339             36,674              44,009            51,344           55,407
     150,000      26,880             35,839             44,799              53,759            62,719           67,594
     175,000      31,755             42,339             52,924              63,509            74,094           79,782
     200,000      36,630             48,839             61,049              73,259            85,469           91,969
     225,000      41,505             55,339             69,174              83,009            96,844          104,157

DIRECTOR COMPENSATION

    Directors, other than the Chairman of the Board, who are not also employees of the Corporation or Bank are paid $300 for each Board meeting they attend and receive an additional $100 for each committee meeting attended. In addition, each nonemployee director, other than the Chairman of the Board, is paid a monthly retainer of $325. The Chairman of the Board receives an annual fee of $25,000. Directors may elect to defer receipt of their fees and monthly retainers until their retirement from the Board. Any deferred fees and retainers become a general obligation of the Corporation to be credited with interest at the Bankis deposit rate applied to individual retirement accounts with a two-year term and priced on a monthly variable-rate basis, subject to a minimum rate of 5.5% per annum.


    On December 15, 1994, the Corporation granted to each nonemployee director a nonqualified stock option to purchase 1,000 shares of Common Stock at the price of $24.41 per share. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporationis Common Stock on date of grant. The stock options first become exercisable on December 15, 1995, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The options expire on December 14, 2004.


                     INDEBTEDNESS OF OFFICERS AND DIRECTORS

    Certain of the directors and officers of the Corporation and Bank and companies with which they are affiliated were customers of and borrowers from the Bank in the ordinary course of business in 1994. Similar banking transactions are expected to take place in the future. In the opinion of management, all outstanding loans and commitments included in such transactions were made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers and did not involve more than normal risk of collectibility or contain other unfavorable features.


                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 10, 1995, certain information with respect to the beneficial ownership of FNB Common Stock by directors and by directors and executive officers as a group.

                         AMOUNT AND NATURE OF
                         BENEFICIAL OWNERSHIP      PERCENT
NAME AND ADDRESS            MARCH 10, 1995 (1)    OF CLASS

James M. Campbell, Jr.          12,905              1.08
Randleman, NC

James M. Culberson, Jr.         12,508              1.04
Asheboro, NC

W. L. Hancock                    7,748              0.65
Franklinville, NC

Thomas A. Jordan                59,424              4.95
Liberty, NC

Michael C. Miller                2,492              0.21
Asheboro, NC

                           AMOUNT AND NATURE OF
                           BENEFICIAL OWNERSHIP      PERCENT
NAME AND ADDRESS              MARCH 10, 1995 (1)    OF CLASS

R. Reynolds Neely, Jr.           63,759 (2)          5.31
Asheboro, NC

Richard K. Pugh                      1,000           0.08
Asheboro, NC

J. M. Ramsay III                     4,785           0.40
Asheboro, NC

Charles W. Stout, M.D.               7,580           0.63
Asheboro, NC

Earlene V. Ward                      7,204           0.60
Asheboro, NC

E. C. Watkins, Jr.                        1,100         0.09
Ramseur, NC

Directors and officers as            180,713 (2)       15.06
  a group (12 persons)


    (1) Includes shares held by directorsi and officersi immediate families, including spouse and/or children residing in same household. Does not include 1,540 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer and Mr. Culberson is assistant treasurer.


    (2) Includes 53,211 shares held of record by Mr. Neely's mother and over which Mr. Neely and his sister have joint voting and dispository control pursuant to a revocable power of attorney.


    Under the securities laws of the United States, the Corporation's directors, its executive officers, and any persons holding more than 10 percent of the Corporation's stock are required to report their ownership of the Corporation's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during 1994. All of these filing requirements were satisfied by its directors, officers and 10 percent holders, except that the directors and officers of the Corporation inadvertently failed to file on a timely basis one report relating to one transaction involving the grant of stock options during 1994. In making these statements, the Corporation has relied on the written representations of its directors, officers and 10 percent holders and copies of the reports that they have filed with the Commission.


                            PROPOSAL TO AMEND BYLAWS
                  TO PROVIDE FOR STAGGERED TERMS FOR DIRECTORS
    The Board of Directors has proposed and recommends that shareholders approve an amendment to the Corporation's bylaws that would establish staggered terms for directors of the Corporation and would provide that the number of directors of the Corporation not be less than nine nor more than twenty-five, with the exact number to be fixed from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting of shareholders. A complete copy of the bylaw amendment is set forth on Exhibit A hereto.

    Currently, the Corporation's bylaws provide that each director of the Corporation is elected for a one year term at the annual meeting of shareholders and that the number of directors shall be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting of shareholders.


    Under the proposed bylaw amendment, after an initial transition period, directors will be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the 1996 Annual Meeting, a second class would hold office initially for a term expiring at the 1997 Annual Meeting, and a third class would hold office initially for a term expiring at the 1998 Annual Meeting. At each annual meeting of shareholders following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and until their successors have been duly elected and qualified. Under North Carolina law, a corporation that has a staggered board must have a minimum of nine directors. See "Election of Directors".


    The Board believes a classified board helps to assure continuity in the affairs and business strategies of a corporation and provides a board of directors with a greater opportunity to protect the interests of shareholders as a whole. Although there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time period required to elect a majority of a classified board will help to assure the continued continuity and stability of the Corporationis affairs and policies in the future.


    The proposed amendment could, if adopted, reduce the possibility that a third party could effect a change in control of the Board of Directors without the support of the incumbent directors and thereby could encourage a third party seeking to acquire control of the Corporation to consult first with the Corporation's management regarding any proposed business combination or other transaction involving the Corporation. However, North Carolina law provides that the Corporation's shareholders may, by vote of the majority of the outstanding voting shares, remove the entire Board and elect a new Board. The Board believes that, in a situation where a third party seeks management's cooperation, the Board of Directors will be in a better position to negotiate the terms of such an acquisition on behalf of the shareholders and to promote consideration of a broader range of relevant factors, such as the structuring of a proposed transaction and its tax consequences, the underlying value and prospects of the Corporation and the impact on the Corporation's employees, depositors and customers of a proposed transaction.


    Conversely, the amendment could have the effect of deterring a third party from making a merger proposal, a tender offer for or otherwise acquiring significant blocks of the Corporation's stock, or conducting a proxy contest, and could make a unilateral acquisition proposal more difficult, even though such an action might increase, at least temporarily, market prices of the Corporation's shares and shareholders of the Corporation might be willing to sell their shares at the price offered.


    The Board has no knowledge of any present effort to gain control of the Corporation whether through the acquisition of Common Stock or the conduct of a proxy contest.


    The bylaw amendment would apply to every election of directors regardless of whether a change in the composition of the Board would be beneficial and whether the holders of the Corporation's stock having a majority of the voting power believe that such a change would be desirable. After approval of the proposed amendment, persons who do not favor the policies of the Board would generally require at least two annual meetings of shareholders to replace a majority of the Board whereas under the current provisions, any or all could be replaced at any annual or special meeting of shareholders.

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    If a quorum exists, the bylaw amendment will be approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment. Abstentions and broker nonvotes will not affect the results. The Board of Directors recommends that shareholders vote "FOR" the amendment.
Proxies, unless indicated to the contrary, will be voted "FOR" the amendment.


                              INDEPENDENT AUDITORS


    The firm of KPMG Peat Marwick LLP, independent certified public accountants, has been selected by the Board of Directors as independent auditors for the 1995 fiscal year. This selection is being presented to the shareholders for ratification at the Annual Meeting.



    A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if he desires to do so. Such representative will be available to respond to questions relating to the 1994 audit of the Corporationis financial statements.


                             SHAREHOLDER PROPOSALS
    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 12, 1995.

                                 OTHER MATTERS

    There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the meeting. It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of management.


     By Order of the Board of Directors:



                                               Michael C. Miller
                                                President


Date:  April 10, 1995

                                                                 Exhibit A
                          PROPOSED AMENDMENT TO BYLAWS

     The bylaws of the Corporation are proposed to be amended to include a new
Section 2 of Article III to read in its entirety as follows:

                                  ARTICLE III

                                   DIRECTORS

    2. Number, Term and Qualifications. The number of directors of the corporation shall be not less than nine (9) nor more than twenty-five (25), the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.


    The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. In the event of a change in the number of directors, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office. The directors elected at the 1995 Annual Meeting of Shareholders shall be designated as Class I Directors, Class II Directors and Class III Directors at the time of their election and shall have terms of office as follows: the term of office of Class I Directors shall expire at the 1996 Annual Meeting of Shareholders, the term of office of Class II Directors shall expire at the 1997 Annual Meeting of Shareholders, and the term of office of Class III Directors shall expire at the 1998 Annual Meeting of Shareholders, with the members of each class of directors to hold office until their successors are elected and qualified. At each Annual Meeting of Shareholders subsequent to the 1995 Annual Meeting of Shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders and when their respective successors are elected and qualified.


    Directors need not be residents of the State of North Carolina or shareholders of the corporation, except insofar as such requirements are imposed by national banking laws or by regulations of the Federal Reserve and/or the U.S. Comptroller of the Currency.


                                      A-l
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